                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             --------------------
                                                           Page 1 of 9 pages
                                                            Index to Exhibits
                                                           begins on Page II-4

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              CFI ProServices, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)
           Oregon                                               93-0704365
- ---------------------------------                          --------------------
(State or other jurisdiction of                            (IRS Employer
 incorporation or organization)                             Identification No.)

400 S.W. Sixth Avenue
Portland, Oregon                                                 97204
- ----------------------                                        -------------
(Address of principal executive offices)                       (Zip Code)

               1995 Consolidated and Restated Stock Option Plan
               ------------------------------------------------
                          (Full title of the plans)

                             Matthew W. Chapman
                    Chairman and Chief Executive Officer
                            CFI ProServices, Inc.
                            400 S.W. Sixth Avenue
                           Portland, Oregon  97204
                                (503) 274-7280
                  -------------------------------------------
          (Name, address and telephone number of agent for service)

                                  Copies to:
                               F. Scott Farleigh
                           Farleigh, Wada & Witt, P.C.
                       121 S.W. Morrison Street, Suite 600
                            Portland, OR  97204-3192
                                 (503) 228-6044


                         CALCULATION OF REGISTRATION FEE


  Title of      Amount to be  Proposed maximum  Proposed maximum    Amount of
securities to    registered    offering price      aggregate      registration
be registered                     per share          price             fee


                       1                2                     3
Common Stock,   500,000       $18.45<F2>        $9,225,000<F3>     $3,181
no par value    shares<F1>

- -------------------------------

<F1>
1. The registrant filed a Form S-8 (Registration No. 33-70506) on or about October 19, 1993, to register 1,550,514 shares of the registrant's Common Stock reserved for issuance under certain plans, including the plan identified above. The filing registers an additional 500,000 shares of the registrant's Common Stock reserved for issuance under the plan identified above.
<F2>
2. Estimated solely for purposes of calculating the registration fee, based upon the average of the bid and asked prices of the registrant's Common Stock on August 30, 1996.
<F3>
3. Based upon the proposed maximum offering price for the additional 500,000 shares of the registrant's Common Stock reserved for issuance under the plan identified above.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Part II of the registrant's registration statement on Form S-8 (Registration No. 33-70506) is hereby incorporated into this registration statement by this reference, except for Item 8 of said Part II.


Item 8.  Exhibits

          The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on page II-4 of this registration statement.


                     [This space intentionally left blank]

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on August 23, 1996.

                           CFI PROSERVICES, INC.

                           By:/s/ Matthew W. Chapman
                              -----------------------------------------------
                              Matthew W. Chapman
                              Chairperson and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

      Signatures                          Capacities                   Date
      ----------                          ----------                   ----


/s/ Matthew W. Chapman                Chairman and Chief        August 23, 1996
- ---------------------------           Executive Officer and
Matthew W. Chapman                    Director (Principal
                                      Executive Officer)

/s/ Robert P. Chamness                President, Chief          August 23, 1996
- ---------------------------           Operating Officer and
Robert P. Chamness                    Director


/s/ Robert T. Jett                    Executive Vice            August 23, 1996
- ---------------------------           President, Secretary
Robert T. Jett                        and Director


/s/ J. Kenneth Brody                  Director                  August 23, 1996
- ---------------------------
J. Kenneth Brody


/s/ Brian P. Murphy                   Director                  August 23, 1996
- ---------------------------
Brian P. Murphy


/s/ Lorraine O. Legg                  Director                  August 22, 1996
- ---------------------------
Lorraine O. Legg


/s/ David G. Golden                   Director                  August 23, 1996
- ---------------------------
David G. Golden


/s/ Eran S. Ashany                    Director                  August 20, 1996
- ---------------------------
Eran S. Ashany


/s/ Fred Hall                         Vice President,           August 26, 1996
- ---------------------------           Treasurer, and Chief
Fred Hall                             Financial Officer
                                      (Principal Accounting
                                      and Financial Officer)

                               INDEX TO EXHIBITS

                                                                      Page
                                                                      ----


4.1     Article III of the registrant's Amended and Restated
        Articles of Incorporation as amended to date.
        (Incorporated by reference to Exhibits 3.(i)(a), 3.(i)(b) and 3.(i)(c) of the Company's Registration
        Statement on Form S-1 as declared effective on August 17, 1993 (Registration No. 33-64894).

4.2     Articles II, VII and VIII of the registrant's Restated
        Bylaws as amended to date. (Incorporated by reference to Exhibits 3.(ii)(a) and 3.(ii)(b) of the Company's
        Registration Statement on Form S-1 as declared effective on August 17, 1993 (Registration No. 33-64894).

5.1     Opinion of Farleigh, Wada & Witt, P.C.

23.1    Consent of Farleigh, Wada & Witt, P.C.
        (included in Exhibit 5.1).

23.2    Consent of Arthur Andersen LLP, Independent Auditors

23.3    Consent of Deloitte & Touche LLP, Independent Auditors

99.1    1995 Consolidated and Restated Stock Option Plan.*

99.2    First Amendment to 1995 Consolidated and Restated
        Stock Option Plan.

*     Previously filed as exhibit to Post-Effective Amendment No. 2 to Form S-8
      (Registration No. 33-70506) of registrant and, accordingly, a copy is not included herewith.


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